Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Mark Westgate, certify that:

1.	I have reviewed this Amendment No. 1 to quarterly report on Form 10-Q of Apricus Biosciences, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date November 30, 2010

/s/ Mark Westgate
Mark Westgate
Chief Financial Officer
[Principal Financial Officer]